Exhibit 10

The Shareholders and Board of Trustees
USAA Investment Trust:

We consent to the use of our reports dated July 2, 1999, incorporated herein by reference and to the references to our firm under the headings "Financial
Highlights" in the prospectuses of the USAA Cornerstone Strategy and USAA Growth Strategy Funds and "Independent Auditors" in the statement of additional information.


                                            KPMG LLP
                                            --------
                                            KPMG LLP

San Antonio, Texas
July 30, 1999